UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-12
CARDINAL ETHANOL, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2010 ANNUAL MEETING OF MEMBERS
QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING AND VOTING
PROPOSALS TO BE VOTED UPON
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
MEMBER PROPOSALS AND NOMINATIONS FOR DIRECTOR POSITIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
ANNUAL REPORT AND FINANCIAL STATEMENTS

NOTICE OF 2010 ANNUAL MEETING OF MEMBERS

Thursday, February 11, 2010

To our Members:

The 2010 Annual Meeting of Members (the “2010 Annual Meeting”) of Cardinal Ethanol, LLC (the “Company”) will be held on Thursday, February 11, 2010 at the Winchester High School, Winchester, Indiana. Registration for the 2010 Annual Meeting will begin at 5:00 p.m. The 2010 Annual Meeting will commence at approximately 6:00 p.m. EST. The purposes of the meeting are to:

•	Elect two (2) Directors to our Board of Directors; and

•	Transact such other business as may properly come before the 2010 Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card or if you need directions to attend the meeting and vote in person please call the Company at (765) 964-3137.

Only members listed on the Company’s records at the close of business on January 11, 2010 are entitled to notice of the 2010 Annual Meeting and to vote at the 2010 Annual Meeting and any adjournments thereof. The proxy statement, proxy card and annual report to members are also available at www.cardinalethanol.com under the “Annual Meeting” tab. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m. EST on Wednesday, February 10, 2010.

All members are cordially invited to attend the 2010 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to the Company at (765) 964-3349 or mail it to us using the enclosed envelope.

By order of the Board of Directors,

/s/  Troy Prescott
Troy Prescott
Chairman of the Board

Union City, Indiana
January 11, 2010

[THIS PAGE INTENTIONALLY LEFT BLANK]

CARDINAL ETHANOL, LLC
1554 N. County Road 600 E.,
Union City, Indiana 47390

Proxy Statement
2010 Annual Meeting of Members
Thursday, February 11, 2010
6:00 p.m. EST

The enclosed proxy is solicited by the Board of Directors of Cardinal Ethanol, LLC (the “Company” or “Cardinal Ethanol”) for use at the 2010 annual meeting of members of the Company to be held on Thursday, February 11, 2010 (the “2010 Annual Meeting”), and at any adjournment thereof. The 2010 Annual Meeting will be held at the Winchester High School, Winchester, Indiana. Registration for the meeting will begin at 5:00 p.m. EST. The 2010 Annual Meeting will commence at approximately 6:00 p.m. EST. This solicitation is being made by mail, however the Company may also use its Officers, Directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about January 11, 2010.

QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	You received this proxy statement because you were a member of the Company at the close of business on January 11, 2010, the record date. The Board of Directors is soliciting the proxies of members who are not “Appointing Members” pursuant to Section 5.3(c) of our Second Amended and Restated Operating Agreement (“operating agreement”). An “Appointing Member” is any member or any related party or affiliate thereof, who purchased 400 or more units in the Company’s initial public offering and who, as a result of the purchase of such units, appointed one director to our Board of Directors. Any member who is entitled to appoint a director pursuant to section 5.3(c) of our operating agreement is not entitled to vote for the election of any other Directors. If you are not an “Appointing Member”, you are entitled to vote on the election of Directors at the 2010 Annual Meeting.

Q:	When and where is the 2010 Annual Meeting?

A:	The 2010 Annual Meeting will be held at the Winchester High School, Winchester, Indiana on Thursday February 11, 2010. Registration for the meeting will begin at 5:00 p.m. The Annual Meeting will commence at approximately 6:00 p.m. EST.

Q:	What am I voting on?

A:	You are voting on:

• The election of two (2) Directors.

The two nominees, nominated by the Board of Directors are Thomas Chalfant and Troy Prescott. The Board of Directors recommends a vote FOR the election of Thomas Chalfant and Troy Prescott for Directors.

Q:	How many votes do I have?

A:	On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on January 11, 2010. Pursuant to section 6.15 of the operating agreement, members do not have any dissenters’ rights.

Q:	What is the voting requirement to elect the Directors?

A:	In the election of Directors, the two persons receiving the greatest number of votes will be elected.

Q:	How many membership units are outstanding?

A:	At the close of business on January 11, 2010, there were 14,606 outstanding membership units. At the close of business on January 11, 2010 there were 11,618 outstanding membership units held by non-Appointing Members, meaning that there can be a total of 11,618 votes on the election of Directors.

Q:	What is the effect of an abstention?

A:	Abstentions will be counted when determining whether a quorum is present. Abstentions for director elections, however, will not be counted either for or against any nominee because Directors are elected by plurality vote, meaning that the two persons receiving the most votes win.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2010 Annual Meeting either in person or by proxy. You may vote using any of the following methods:

• Proxy Card.  The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2010 Annual Meeting. The membership units represented by each properly executed card will be voted at the 2010 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or by fax to the Company at (765) 964-3349. In order for your vote to count, the Company must receive your proxy card by 5:00 p.m. EST on Wednesday, February 10, 2010.

• In person at the 2010 Annual Meeting. All members of record as of January 11, 2010 may vote in person at the 2010 Annual Meeting.

If membership units are owned jointly by more than one person, both persons must either sign the proxy card or attend the 2010 Annual Meeting in order for the units to be counted in the election of Directors.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:

• Voting in person at the 2010 Annual Meeting;

• Giving personal or written notice of the revocation, which is received by Troy Prescott, Chairman of the Company’s Board of Directors, at the Company’s offices at 1554 N. County Road 600 E., Union City, IN 47390 by 5:00 p.m. EST on Wednesday, February 10, 2010; or

• Giving personal or written notice of the revocation to the Company’s Secretary, Thomas Chalfant, at the commencement of the 2010 Annual Meeting.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:	If you do not mark any choices for Directors on the proxy card, then the Proxies will vote your units FOR Thomas Chalfant and Troy Prescott. If you mark fewer than two (2) choices for Directors, the proxies will vote your units ONLY for the person you mark as your choice.

If you are entitled to vote on the election of Directors and you submit a proxy card, your units will be included in the determination of whether a quorum is present at the 2010 Annual Meeting, even if you abstain from voting. If you do not submit a proxy card or attend the Annual Meeting, your units will not be counted as present at the 2010 Annual Meeting for purposes of determining whether a quorum is present.

Q:	Who can attend the 2010 Annual Meeting?

A:	All members as of the close of business on January 11, 2010, the record date, may attend the 2010 Annual Meeting.

Q:	What is the Record date for the 2010 Annual Meeting?

A:	January 11, 2010.

Q:	Who will count the votes?

A:	All votes will be tabulated by the inspector of election appointed for the Annual Meeting, which will be our interim Chief Financial Officer, Dale Schwieterman. Mr. Schwieterman will be assisted by an administrative employee of the Company. The inspector of election will separately tabulate votes and abstentions.

Q:	What constitutes a quorum?

A:	The presence in person or by proxy of members holding 25% of the issued and outstanding units allowed to vote on the matter is required to constitute a quorum. On January 11, 2010 the Company had 14,606 issued and outstanding membership units. Of those units only 11,618 units may be voted in the election of Directors or counted towards a quorum at the 2010 Annual Meeting because 2,988 units are held by “Appointing Members” who have appointed Directors pursuant to Section 5.3(c) of our operating agreement and who are thus, unable to vote on the election of Directors. As a result, the presence in person or by proxy of 2,905 membership units will constitute a quorum. If you are entitled to vote on the election of Directors and submit a proxy or appear at the meeting, then you will be considered part of the quorum.

Q:	Who is paying for this proxy solicitation?

A:	The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of Membership Units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at next year’s Annual Meeting?

A:	Recommendations for nominations for director seats are made by a nominating committee appointed by the Board of Directors. In addition, a member may nominate a candidate for director by following the procedures explained in this proxy statement on page 12 and Section 5.3(b) of the operating agreement, as may be amended.

Q:	What is a member proposal?

A:	A member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is placed in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the proxy statement on page 11. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1

Election of Directors

Thirteen (13) persons comprise our current Board of Directors, eight (8) of which were elected at the previous 2009 Annual Meeting of Members, and five (5) of which are appointed Directors. At the 2009 Annual Meeting, eight (8) Directors were elected to three different groups, Groups I, II and III. Group I Directors were elected to serve for a term of one year; Group II Directors were elected to serve for a term of two years; and Group III Directors were elected to serve for a term of three years. In July 2009, Thomas Chronister was appointed by our Board of Directors to fill the vacancy left by the death of John Fisher. The term of the Group I Directors will expire at the 2010 Annual Meeting and their positions will be up for election.

Section 5.3(c) of the operating agreement authorizes each Member, along with any related parties or affiliates who holds four hundred (400) or more Units purchased during the initial public offering of the Company to appoint one (1) Director. There are five (5) Members that qualify to appoint a Director under this section. Currently the five

(5) appointed Directors are David Matthew Dersch, Lawrence Lagowski, Robert Baker, C. Allan Rosar, and L. Marshall Roch. Any Member that appoints a Director is not entitled to vote on the Elected Directors.

The Board of Directors has nominated the following persons for election for a three-year term as Group I Directors: Troy Prescott and Thomas Chalfant. These nominees are incumbent Directors. Both nominees have indicated their willingness to serve as Directors if elected. The two (2) nominees receiving the highest number of votes will be elected as Group I Directors of the Company at the 2010 Annual Meeting, provided a quorum is present (in person or by proxy) at the meeting. The term of the Group I Directors elected at the 2010 Annual Meeting will expire at the 2013 Annual Meeting of Members.

Required Vote and Board Recommendation

As indicated in the proxy, if you are entitled to vote and do not mark any choices for Group I Directors on the proxy card, then the Proxies will vote your units FOR the two (2) Board nominees. If you are entitled to vote and you do not submit a proxy card or attend the meeting or if you abstain from voting, your vote will not be counted either for or against any nominee because the Group I Directors will be elected by a plurality vote, meaning that those nominees receiving the greatest number of votes relative to the other nominees will be elected. Votes withheld or abstained for all director nominees will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast in the director election. If you mark fewer than two (2) choices for Directors, the proxies will vote your units ONLY for the person you mark as your choice. If any such nominees shall withdraw or otherwise become unavailable, which is not expected, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THOMAS CHALFANT AND TROY PRESCOTT AS DIRECTORS

Information about Current Directors and Nominees

The following table contains certain information with respect to the nominees for election to the Board of Directors at the 2010 Annual Meeting:

		Year First Became A	If Elected, Term
Name and Principal Occupation	Age	Director	will Expire

Thomas Chalfant	59	Inception	2013
Troy Prescott	44	Inception	2013

Biographical Information of Nominees

Thomas E. Chalfant, Secretary, Director, Age 59, 12028 West 700 North, Parker City, Indiana 47368.

Mr. Chalfant has been farming in Randolph County since 1974 and is the vice president and secretary of Chalfant Farms, Inc. He has also served a member of the Board of Directors of First Merchants Bank since 1999, and is the president of the Randolph County Farm Bureau. Mr. Chalfant graduated from Purdue University with a bachelors of science in agriculture. Mr. Chalfant previously served as our vice chairman and is currently serving as our secretary. Mr. Chalfant has served as a director since our inception.

Troy Prescott, Chairman/President, Director, Age 44, 3780 North 250 East, Winchester, Indiana 47394.

Mr. Prescott has been a grain farmer in Randolph County, Indiana for the past 25 years and presently owns and operates a 2,500-acre row crop farm near Winchester, Indiana. In addition, for 11 years Mr. Prescott and his wife owned and operated Cheryl’s Restaurant which they sold in December 2005. He served two terms on the Board of Directors for the Randolph Central School District. Mr. Prescott serves as a Randolph County Commissioner. Mr. Prescott has served as our chairman and a director since our inception.

Biographical Information Regarding Non-Nominee Directors, Officers and Significant Employees

Robert John Davis, Vice Chairman/Vice President, Director, Age 50, 4465 North County Road 100 E, New Castle, Indiana 47362.

Mr. Davis has been the owner and operator of Spiceland Wood Products, Inc., a manufacturing firm supplying the residential and commercial marketplace with customized wood products, since 2001. Previously he was the Vice President of Operations for Frank Miller Lumber Company and for Grede Foundries, Inc. He also owns a 260-acre farm near New Castle, Indiana. He graduated from Purdue University School of Engineering in Materials Engineering. Mr. Davis is currently our Vice Chairman. Mr. Davis has served as a director since December 7, 2005.

Dale A. Schwieterman, Treasurer, Director, Age 59, 3924 Cr 716 A, Celina, Ohio 45822.

Since 1974, Mr. Schwieterman has been employed as a certified public accountant. Since July 17, 1987, he has served as the president of McCrate DeLaet and Co., which provides accounting and tax consulting and preparation services. He is also involved with grain farming and cattle feeding partnerships in Mercer County, Ohio. He graduated from Bowling Green University with a degree in business in 1972. Mr. Schwieterman is currently serving as our interim chief financial officer and Board treasurer. Mr. Schwieterman has served as a director since December 7, 2005.

Thomas C. Chronister, Director, Age 58, 440 Kerr Island North, Rome City, Indiana, 46784.

Since 1975, Mr. Chronister has worked as the manager and pharmacist for Chronister Kendallville Drug, Inc. He also owns and operates 160 apartments in the Fort Wayne, Indiana area. Mr. Chronister graduated from Purdue University in 1975 with a bachelor’s degree in pharmacy. Mr. Chronister served as a director from December 7, 2005 to February 2009 and then from July 2009 to present.

Cyril George LeFevre, Director, Age 63, 1318 Fox Road, Ft. Recovery, Ohio 45846.

Mr. LeFevre has been the president and owner of Ft. Recovery Equipment Co. Inc. for the past 35 years. He also owns and operates a 2,500 acre farming operation. Mr. LeFevre received an industrial engineering degree from University of Dayton in 1969. Mr. LeFevre has served as a director since December 7, 2005.

Ralph E. Brumbaugh, Director, Age 67, 6290 Willis Road, Greenville, Ohio 45331.

Mr. Brumbaugh is a director and part-owner of Brumbaugh Construction, Inc., a commercial construction business which he founded in 1962. Since 1974, he has been the owner of Creative Cabinets, a commercial interior supply company. Mr. Brumbaugh has served as a director since December 7, 2005.

Everett Leon Hart, Director, Age 72, 6934 Bradford Children’s Home Road, Greenville, Ohio 45331.

For 29 years, Mr. Hart owned and operated Nu-Way Farm Systems, Inc. Mr. Hart has served as a consultant for NuWay Builders for the last five years. Mr. Hart has been a partner in EDGE Development LLC for the last 18 years and a partner in Classic Mark LLC for the last eight years. Mr. Hart has been an owner of commercial rental property for 37 years, an owner of Greenville Store & Lock for 27 years and an owner of Hart Truck Rental LLC for one year. In addition, Mr. Hart has been a partner in Harris Development Corp. for 20 years. Mr. Hart has served on the Darke County Chamber of Commerce Board of Directors for 29 years and has served as the president and chairman of the agricultural committee for the Chamber of Commerce. In addition, Mr. Hart has served two terms as the chairman of the Board for St. John Lutheran Church. Mr. Hart has served as a director since December 7, 2005.

Biographical Information of Appointed Directors

David Mathews Dersch, Director, Age 72, 15 Valerie Drive, Greenville, South Carolina 29615.

In 1987, Dr. Dersch co-founded S & S Steel Corporation in Anderson, Indiana. He has also served as a member of the Dean’s Council of Indiana University Medical School for the past 15 years and has been a member of the Board of Directors of Bob Jones University in Greenville, South Carolina for the last 10 years. He was a practicing physician for OB-GYN, PC since 1969, and is now retired. Dr. Dersch graduated from the University of Indiana. Dr. Dersch has served as a director since December 7, 2005. In January 2007, Dr. Dersch appointed himself to serve as a director. Dr. Dersch will serve indefinitely at the pleasure of the appointing member.

Curtis Allan Rosar, Director, Age 70, 3587 Wernle Road, Richmond, Indiana 47374.

Since 1982, Mr. Rosar has served as the president of C. Allan Rosar and Associates which manages family investments and various partnerships. He is a former director on the Wayne County Foundation, where he continues to serve on the investment committee. Mr. Rosar is also a director of the Reid Hospital and Health Care Governing Board, and serves on the executive committee and on the finance committee. He received a bachelor’s degree in industrial engineering in 1962 from Lehigh University, Bethlehem, Pennsylvania. Mr. Rosar has served as a director since December 7, 2005. In January 2007, Mr. Rosar appointed himself to serve as a director. Mr. Rosar will serve indefinitely at the pleasure of the appointing member.

Dr. L. Marshall Roch, II, Director, Age 75, 2006 East Robinwood Drive, Muncie, IN 47304.

Dr. Roch is the founder, chief executive officer and a director of Eye Center Group, LLC. The Eye Center Group is a group medical practice with about 25 physicians and operates four surgery centers. Dr. Roch was appointed to the Board of by Roch Investment, LLC in January 2007. Dr. Roch will serve indefinitely at the pleasure of the appointing member.

Lawrence A. Lagowski, Director, Age 57, 600 North Buffalo Grove Road, Suite 300, Buffalo Grove, IL 60089

Mr. Lagowski has been the chief financial officer of Indeck Energy Services, Inc. since 1986. Mr. Lagowski was appointed to the Board of Directors by Indeck Energy Services, Inc. in January 2007. Mr. Lagowski will serve indefinitely at the pleasure of the appointing member.

Robert Baker, Director, Age 46, 8124 Greenbriar Court, Wichita, KS 67226

Mr. Baker has been the chief financial officer of Clark Investment Group, a real estate development and investment company since 1996. Mr. Baker was appointed to the Board of Directors by Stephen L. Clark Family Partnership LP in May 2009. Mr. Baker will serve indefinitely at the pleasure of the appointing member.

Biographical Information of Officers and Significant Employees

Jeff Painter, Chief Executive Officer/General Manager, Age 52, 701 Wintergreen Drive, Yorktown, IN 47396

Mr. Painter has been serving as our general manager since March 2007. He was appointed as our chief executive officer effective November 1, 2008. Mr. Painter has been in the Agricultural Business for the past 30 years. Most of those years have been spent as a grain merchandiser and/or facility manager for grain companies located in Indiana, Illinois, and Ohio. Most recently, he was the Commodities Manager at an ethanol facility in east central Illinois for 10 months before taking over as General Manager from March of 2005 to March of 2007. Mr. Painter grew up in New Castle, Indiana on a family farm that operated a corn and soybean business and hog and cattle operations. After graduation, he attended Purdue University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 15, 2009 we had the following persons or entities known by us to be the beneficial owners of more than 5% of the outstanding units:

		Amount and
		Nature of	Percent
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	of Class

Membership Units	Stephen L. Clark Family Partnership, L.P. 1625 North Gatewood Wichita, KS 67206	950 units(1)	6.50%

(1)	Our director, Robert Baker is also considered a beneficial owner of these units as a result of his relationship with the Stephen L. Clark Family Partnership, L.P.

SECURITY OWNERSHIP OF MANAGEMENT

As of December 15, 2009, members of our Board of Directors, Executive Officers and Director nominees own membership units as follows:

		(3) Amount and
	(2) Name and Address of	Nature of	(4) Percent
(1) Title of Class	Beneficial Owner	Beneficial Ownership	of Class

Membership Units	Troy Prescott 3780 N. 250 East Winchester, IN 47394	82 units	0.56%
Membership Units	Thomas Chalfant 12028 W. 700 North Parker City, IN 47368	57 units	0.39%
Membership Units	Dale Schwieterman 3924 CR 716 A Celina, OH 45822	46 units	0.31%
Membership Units	Ralph Brumbaugh P.O. Box 309 Arcanum, OH 45304	100 units	0.68%
Membership Units	Thomas C. Chronister 440 Kerr Island North Rome City, IN 46784	68 units	0.47%
Membership Units	Robert John Davis 4465 N. Co. Rd. 100 East New Castle, IN 47362	36 units	0.25%
Membership Units	David Matthew Dersch 305 N. Greenbriar Rd. Muncie, IN 47304	662 units(1)	4.60%
Membership Units	Everett Hart 6934 Bradford Children’s Home Rd. Greenville, OH 45331	100 units	0.68%
Membership Units	Cyril George LeFevre 1318 Fox Rd. Fort Recovery, OH 45846	36 units	0.25%
Membership Units	Curtis Allan Rosar 3587 Wernle Rd. Richmond, IN 47374	416 units(2)	2.85%
Membership Units	Robert Baker 8124 Greenbriar Ct Wichita, KS 67226	1,000 units(3)	6.85%
Membership Units	Dr. L. Marshall Roch, II 2006 East Robinwood Drive Muncie, IN 47304	500 units(4)	3.42%
Membership Units	Lawrence A. Lagowski 600 North Buffalo Grove Road, Suite 300 Buffalo Grove, IL 60089	410 units(5)	2.81%
Membership Units	All Directors and Officers as a Group	4,259 units	29.16%

(1)	Six hundred units are owned by Dersch Energy, LLC and Dr. Dersch is a principal of Dersch Energy, LLC. Fifty-six units are held by David M. Dersch, and six units are held by Dr. Dersch’s wife Donna.

(2)	Forty units are owned by the Marian Rosar Irrevocable Trust. Forty units are owned by Rosar Family, LP; One hundred units are owned by Devco Realty; and twenty units are owned by Quad Investments. Curtis Allan Rosar is a principal of Rosar Family, LP, Devco Realty and Quad Investments. In addition, ten units are owned by Naomi C. Kaeuper Revocable Living Trust.

(3)	Fifty units are owned by Robert Baker. Nine hundred fifty units are owned by Stephen L. Clark Family Partnership, LP. Robert Baker is the representative selected by Stephen L. Clark to serve on our Board of Directors.

(4)	Four hundred units are owned by Roch Investment, LLC and one hundred units are owned by L Marshall Roch II.

(5)	Four hundred units are owned by Indeck Energy Services, Inc. and Mr. Lagowski is the representative selected by Indeck Energy Services, Inc. to serve on our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our Officers and Directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our Officers and Directors, all Section 16(a) filing requirements were complied with during the fiscal year ended September 30, 2009.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The Board of Directors generally meets once per month. The Board of Directors held 15 regularly scheduled and special meetings during the fiscal year ended September 30, 2009. All of the Directors attended at least 75% of the meetings of the Board of Directors during the fiscal year ended September 30, 2009, with the exception of Lawrence Lagowski and Dr. L. Marshall Roch.

The Board of Directors does not have a formal process for holders of membership units to send communications to the Board of Directors. The Board of Directors feels this is reasonable given the accessibility of our Directors. Members desiring to communicate with the Board of Directors may do so by contacting a director via our website, fax, phone or in writing. The names of our Directors are listed on our website at http://www.cardinalethanol.com.

The Board of Directors does not have a policy with regard to Directors’ attendance at annual meetings. This is the second annual meeting of the Company at which election of the Directors and other action will occur. The Company’s 2009 Annual Meeting was attended by 11 of the Directors. Due to this high attendance record, it is the view of the Board of Directors that such a policy is unnecessary.

Director Independence

Our independent Directors are Ralph Brumbaugh, Thomas Chronister, Robert Davis, David Dersch, Everett Leon Hart, Cyril George LeFevre, C. Allan Rosar, Robert Baker, Dr. L. Marshall Roch, II, and Lawrence A. Lagowski. Our Directors that are not independent are Dale Schwieterman, Troy Prescott and Thomas Chalfant. The determination of independence is made by reference to NASDAQ rule 4200 and 4350. Dale Schwieterman and Troy Prescott are not considered independent in that they served as our Executive Officers throughout a portion of fiscal year 2009. In addition, Dale Schwieterman, Troy Prescott and Thomas Chalfant delivered grain to the Company in an amount in excess of $120,000.

Audit Committee

The Company became a reporting organization in June 2006. The Board of Directors created an audit committee in August 2006 which operates under a charter adopted by the Board of Directors on August 26, 2006, a copy of which is attached to the 2009 Proxy Statement as Appendix I as filed with the Securities and Exchange Commission on January 11, 2009. Under the charter, the audit committee must have at least three members. The

Board of Directors appointed Dale Schwieterman, Robert Baker, Thomas Chronister and Thomas Chalfant to the audit committee. The Board of Directors has determined that Mr. Schwieterman will serve as the audit committee’s financial expert as defined in Item 407 of Regulation S-K.

The audit committee is exempt from independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, Thomas Chronister and Robert Baker are independent within the definition of independence provided by NASDAQ rules 4200 and 4350. Dale Schwieterman is not considered independent in that he served as an Executive Officer throughout a portion of 2009. In addition, Dale Schwieterman and Thomas Chalfant are not considered independent in that they delivered grain to the Company in an amount in excess of $120,000.

Beginning with the first meeting of the newly formed audit committee in August 2006, audit issues were specifically addressed by the Audit Committee during the four audit committee meetings that were held during the fiscal year ended September 30, 2009. All of our audit committee members attended at least 75% of the audit committee meetings.

Audit Committee Report

The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.

The audit committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Board reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2009. The committee has discussed with Boulay, Heutmaker, Zibell & Co., its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 114 Communication to those charged with governance, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Board has received and reviewed the written disclosures and the letter to management from Boulay, Heutmaker, Zibell & Co., as required by Independence Standards Board Standard No. 1, and has discussed with the auditors the auditors’ independence. The Board has considered whether the provision of services by Boulay, Heutmaker, Zibell & Co., not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-Q are compatible with maintaining Boulay, Heutmaker, Zibell & Co.’s, independence.

Based on the reviews and discussions referred to above, the Board of Directors determined that the audited financial statements referred to above be included in the Annual Report accompanying this proxy statement for the fiscal year ended September 30, 2009.

Audit Committee

Dale Schwietman
Thomas Chronister
Thomas Chalfant
Robert Baker

Independent Registered Public Accounting Firm

The audit committee selected Boulay, Heutmaker, Zibell & Co., as independent registered public accountants for the fiscal year October 1, 2008 to September 30, 2009. A representative of Boulay, Heutmaker, Zibell & Co., is expected to be present at the annual meeting of members, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay, Heutmaker, Zibell & Co.) to the Company from October 1, 2008 through the Company’s fiscal year ended September 30, 2009 are as follows:

Category	Year	Fees

Audit Fees(1)	2009		$144,000
	2008		$100,000
Audit-Related Fees	2009	$
	2008	$
Tax Fees	2009	$
	2008	$
All Other Fees(2)	2009		$31,000
	2008	$

(1)	The audit fees were incurred for the audit of the Company’s annual financial statements included within Form 10-K and review of the financial statements included in the Company’s quarterly reports on Form 10-Q. The Company’s principal independent registered public accountants assisted the Company in amending their Form 10-KSB for the fiscal year ending September 30, 2008 as a result of a SEC comment letter the Company received. The Company’s principal independent registered public accountants also assisted the Company in amending its Form 10-Q for the quarter ended December 31, 2008 due to an error that occurred in the Company’s accounting system. Also included are fees related to services in connection with other statutory and regulatory filings and research and consultations for such filings for the fiscal years ended September 30, 2008 and 2009.

(2)	The other fees were billed for services rendered in connection with research and consulting fees in connection with generally accepted accounting principles, correspondence with Securities and Exchange Commission and other consulting services.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by the audit committee.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our Board of Directors.

Nominating Committee

The Nominating Committee of the Board of Directors operates under a charter adopted by the Board of Directors in September 2008, which was included as an appendix to the 2009 Proxy Statement filed with the Securities and Exchange Commission on January 11, 2009. Under the charter, the nominating committee must have at least three members. The Board of Directors appointed Troy Prescott, Thomas Chalfant, and Robert Davis to the nominating committee. The chair of the nominating committee is Robert Davis. The nominating committee held one meeting during the fiscal year ended September 30, 2009. All of our nominating committee members attended at least 75% of the nominating committee meetings.

Based upon the size of the Company and the Board’s familiarity with the Company since inception, the Board also has determined that each of the Directors is qualified to suggest nominees for consideration to the nominating committee. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the Board of Directors;

•	Establish criteria and qualifications for membership to the Board of Directors;

•	Identify and evaluate potential director nominees;

•	Fill vacancies on the Board of Directors;

•	Recommend nominees to the Board of Directors for election or re-election.

The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Neverthless Robert Davis is considered independent within the definition of independence provided by NASDAQ Rule 4200. Troy Prescott is not considered independent because he served as our president until November 1, 2008. In addition, Troy Prescott and Thomas Chalfant are not considered independent in that he delivered grain to the Company in excess of $120,000.

Nominations for the election of Directors may also be made by any member entitled to vote generally in the election of Directors. In accordance with the Company’s operating agreement, a member desiring to nominate one or more persons for election as a director for the 2011 Annual Meeting must submit written notice of such intent either by personal delivery or regular mail to the Secretary of the Company at least 120 days prior to the one year anniversary of the date of mailing of this proxy statement. This notice must contain: (i) the name and address of record of the member who intends to make the nomination; (ii) a representation that the member is the holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by such member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent of the then outstanding units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.

Compensation Committee

The Board of Directors appointed Ralph Brumbaugh, Robert Davis, Everett Hart and Cy LeFarve to serve as the compensation committee for the fiscal year ended September 30, 2009. Ralph Brumbaugh is the chair of the compensation committee. The compensation committee does not operate under a charter and it does not have a policy with regard to the evaluation and determination of compensation for Directors and Executive Officers. The compensation committee has direct responsibility with respect to the compensation of the Company’s chief executive officer and chief financial officer and oversees the compensation of our other executive officers. The compensation committee has the overall responsibility for approving and evaluating our director and executive compensation plans, policies and programs.

The compensation committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, all of the members of our Board of Directors are independent within the definition of independence provided by NASDAQ Rule 4200.

MEMBER PROPOSALS AND NOMINATIONS FOR DIRECTOR POSITIONS

Member Proposals

In order to be considered for inclusion in our 2011 Annual Meeting proxy statement, member proposals must be submitted in writing to the Company by September 13, 2010 (approximately 120 days prior to the one year anniversary of the date of mailing of this proxy statement). The Company suggests that proposals for the 2011 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2011 annual meeting of members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than November 26, 2010 (approximately 45 days prior to the on year anniversary date of the mailing of this proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2011 annual meeting by November 26, 2010, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does not receive notice of a member proposal intended to be submitted to the 2011 annual meeting by November 26, 2010, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Director Nominations

Nominations for the election of Directors may also be made by any member entitled to vote generally in the election of Directors. The nominations for our next annual meeting must be received our secretary by September 13, 2010 (approximately 120 days prior to the one year anniversary of the date of mailing of this proxy statement). This notice must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of Cardinal Ethanol entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of Cardinal Ethanol if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the Director’s seat to be filled at the next election of Directors. If a presiding Officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the Officer must declare that the nomination was defective and therefore must be disregarded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During our fiscal year ended September 30, 2009, we have entered into transactions with related parties.

During our fiscal year ended September 30, 2009, Schwiet Acres, LLC delivered corn to the Company in an approximate amount of $238,000. Dale Schwieterman, our director and interim chief financial officer, is an owner of Schwiet Acres, LLC.

During our fiscal year ended September 30, 2009, Troy Prescott delivered corn to the Company in an approximate amount of $131,000.

During our fiscal year ended September 30, 2009, Chalfant Farms, Inc. delivered corn to the Company in an approximate amount of $192,00. Thomas Chalfant, our director, is an owner of Chalfant Farms, Inc.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The general philosophy of Cardinal Ethanol is to provide competitive levels of compensation that are influenced by our performance, that reward individual achievements, and that enable us to retain qualified executives. Compensation consists primarily of annual compensation, which includes base salary intended to provide a stable annual salary at a level consistent with individual contributions.

Executive Officer Compensation

The following table summarizes all compensation paid or payable by the Company during the last two fiscal years to our Chief Executive Officer and our Chief Financial Officer. We did not have any compensatory security option plan or any other plan for long term compensation of our Executive Officers and Directors in place as of September 30, 2009. Further, as of September 30, 2009, none of our Directors or Officers had any options, warrants, or other similar rights to purchase securities of the Company.

				Stock	Option	All Other	Total
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation
Position	Year	($)	($)	($)	($)	($)	($)

Jeff Painter,	2009	169,800	—	—	—	—
Chief Executive Officer(1)
Jeff Painter,	2008	158,400		—	—
Chief Executive Officer
Dale Schwieterman,	2009	—	—	—	—	—	—
Chief Financial Officer(2)
Techia Brewer,	2009	74,726
Chief Financial Officer(3)
Techia Brewer,	2008	60,577	5,000	—	—	—	—
Chief Financial Officer(4)

(1)	Jeff Painter has been serving as our General Manager since January 2007. On November 1, 2008 he was also appointed as our CEO by our Board of Directors.

(2)	Our director, Dale Schwieterman is currently serving as our interim chief financial officer.

(3)	Techia Brewer served as our Chief Financial Officer until June 8, 2009.

(4)	Techia Brewer began her employment as our Chief Financial Officer in April 2008.

Our Chief Executive Officer and our Chief Financial Officer are eligible to participate in the Company’s defined contribution plan. In July 2008, the Company approved a defined contribution plan available to all of its qualified employees. The Company contributes up to 100% of the contributions of the employee up to 3% of the eligible salary of each employee. In order to receive a contribution, the employee must have worked 1,000 hours in the plan year and be employed as of the last day of the calendar year. The Company is contributing $2,025 on behalf of Mr. Painter as of December 31, 2009 and $1,142 on behalf of Techia Brewer for services rendered to the Company in 2008.

Employment Agreement with Executive Officers

On January 22, 2007, Cardinal Ethanol, LLC (the “Company”) entered into an Employment Agreement with Jeff Painter. Under the terms of the agreement, Mr. Painter is serving as the Company’s general manager. The initial term of the agreement is for a period of three years unless the Company terminates Mr. Painter’s employment “For Cause” as defined in the agreement. In the event, Mr. Painter’s employment is terminated by the Company, other than by reason of a termination “For Cause”, then the Company will continue to pay Mr. Painter’s salary and fringe benefits through the end of the initial three year term. At the expiration of the initial term, Mr. Painter’s term of employment shall automatically renew on each one-year anniversary thereafter unless otherwise terminated by either party. For all services rendered by Mr. Painter, the Company agreed to pay to Mr. Painter an annual base salary of One Hundred Fifty-Six Thousand Dollars ($156,000). At the time the Company’s ethanol plant first began producing ethanol, Mr. Painter received a 10% increase to his base salary. In addition, to his base salary, Mr. Painter may be eligible for an incentive performance bonus during the term of his employment as determined by the Company’s Board of Directors in its sole discretion.

Director Compensation

Troy Prescott is currently serving as our Chairman and Robert Davis is currently serving as our Vice Chairman. Dale Schwieterman is our treasurer and Thomas Chalfant is our secretary. We do not compensate Mr. Prescott, Mr. Chalfant, Mr. Schwieterman or Mr. Davis for their service as Officers.

Other than reimbursement for expenses associated with their service as Directors, we do not have any other compensation arrangements with our Directors and Officers.

The following table sets forth all compensation paid or payable by the Company to our Directors during fiscal year ended September 30, 2009.

	Fees
	Earned or Paid	All Other
Name	in Cash	Compensation		Total

Dale Schwieterman		$212	(1)	$212
Thomas Chalfant		$185	(2)	$185

(1)	Includes reimbursement for mileage incurred in connection with services rendered to the Company and the Board of Directors.

(2)	Includes reimbursement for reasonable expenses incurred in connection with services rendered to the Company and the Board of Directors.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s 2009 Annual Report to security holders, including financial statements and the notes thereto, for the fiscal year ended September 30, 2009 accompanies the mailing of this Proxy Statement.

The Company will provide each member solicited a copy of the Form 10-K without charge. The written request for the Form 10-K should be directed to Troy Prescott, Chairman of Cardinal Ethanol, LLC at 1554 N. County Road 600 E., Union City, Indiana 47390. The Form 10-K is also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or available from the SEC’s internet site (www.sec.gov).

CARDINAL ETHANOL, LLC
2010 Annual Meeting — Thursday, February 11, 2010
For Unit Holders as of January 11, 2010
Proxy Solicited on Behalf of the Board of Directors

Member Name:
Please print clearly

Telephone Number:

Number of Units Owned:

ELECTION OF TWO DIRECTORS

You may vote for TWO nominees. You may withhold authority to vote for any nominee by striking out the name of any nominee.

		For	Abstentions

Thomas Chalfant, Incumbent	>>>	☐	☐
Troy Prescott, Incumbent	>>>	☐	☐

Signature:
Date:
Signature:
Date:

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.

Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card
3) Sign and date the proxy card
4) Return the proxy card in the envelope provided or via fax to (765) 964-3349 no later than 5:00 p.m. EST on Wednesday, February 10, 2010

By signing this proxy card, you appoint Robert Davis, Vice Chairman and Dale Schwieterman, Treasurer, jointly and severally, each with full power of substitution, as Proxies to represent you at the 2010 Annual Meeting of the Members to be held on Thursday, February 11, 2010, at the Winchester High School in Winchester, Indiana, and at adjournment thereof, on any matters coming before the meeting. Registration for the 2010 Annual Meeting will begin at 5:00 p.m. and the 2010 Annual Meeting will commence at approximately 6:00 p.m., EST.

Please specify your choice by marking the appropriate box for each matter. The Proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company by 5:00 p.m. EST on Wednesday, February 10, 2010.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the 2010 Annual Meeting. If you do not mark any boxes, your units will be voted FOR Thomas Chalfant and Troy Prescott